UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 22, 2006

Commission File Number: 0-28376

Professional Lease Management Income Fund I Liquidating Trust
(Exact name of registrant as specified in its charter)

Delaware	94-3209289
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 8.01 Other Events

On December 22, 2006, PLM Financial Services Inc., the Trustee of Professional Lease Management Income Fund I Liquidating Trust (the “Liquidating Trust”), declared a cash distribution of $4.35 per unit of beneficial interest in the Liquidating Trust, payable on December 27, 2006 to beneficial interest holders of record of the Liquidating Trust as of December 22, 2006. The total amount to be distributed will be $28.8 million of which $7.2 million will be distributed to the Trustee, reflecting its beneficial interest in the Liquidating Trust, and $21.6 million will be distributed to other holders of beneficial interest in the Liquidating Trust.

The cash for this distribution came from operations and from the sale of equipment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Lease Management Income Fund I Liquidating Trust

By: PLM Financial Services, Inc., its Trustee

By: s/s Richard K Brock
Richard K Brock
Chief Financial Officer

Date: December 22, 2006